UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 12, 2015
Date of Earliest Event Reported:  March 11, 2015
______________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on March 11, 2015, 63,112,203 shares, or 95.8% of the Company’s outstanding common stock entitled to vote were represented in person or by proxy.  Our shareholders voted as follows:

(a)	To elect Richard A. Montoni, Raymond B. Ruddy and Wellington E. Webb as Class III Directors of the Company for a three-year term.
Nominee	Total Votes For	Total Votes Against	Abstentions
Richard A. Montoni	59,845,013	378,833	91,197
Raymond B. Ruddy	59,798,056	419,734	97,253
Wellington E. Webb	59,811,233	411,914	91,896
Russell A. Beliveau, Paul R. Lederer, John J. Haley, Peter B. Pond, Marilyn R. Seymann, and James R. Thompson, Jr. continued their terms in office after the meeting.

(b)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Company’s Proxy Statement (“Say-on-Pay”).
Total Votes For	56,214,653
Total Votes Against	3,763,643
Abstentions	336,747
(c)	To ratify the appointment of Ernst & Young LLP as our independent public accountants for our 2015 fiscal year.
Total Votes For	62,490,634
Total Votes Against	531,864
Abstentions	89,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	March 12, 2015	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary